Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2018 FOURTH QUARTER AND ANNUAL RESULTS

February 21, 2019 - FHLBank Topeka (FHLBank) announces its 2018 fourth quarter and annual operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $43.4 million for the three months ended December 31, 2018 compared to $48.4 million for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, FHLBank is reporting net income of $170.3 million compared to $197.2 million for the twelve months ended December 31, 2017.

During the fourth quarter of 2018, FHLBank paid a dividend of 2.00 percent on the average outstanding shares of Class A Common Stock and 7.25 percent on the average outstanding shares of Class B Common Stock. Other operating highlights from the fourth quarter of 2018 and the year then ended are presented below. FHLBank expects to file its Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission (SEC) on or about March 18, 2019.

Operating Highlights
Net income for the three months ended December 31, 2018 was $43.4 million, compared to net income of $48.4 million for the same period in 2017. The $5.0 million, or 10.2 percent, decrease in net income for the three months ended December 31, 2018 compared to the same period in 2017 was due primarily to a $3.2 million decline in net fair value of trading securities and derivatives and a $1.3 million decline in net interest income after provision for credit losses. Net income was $170.3 million for the twelve months ended December 31, 2018 compared to $197.2 million for the same period in 2017. The $26.9 million, or 13.7 percent, decrease in net income for the twelve months ended December 31, 2018 compared to the prior year period was also primarily due to a $30.8 million decline in net fair value of trading securities and derivatives.

Net interest income after provision for credit losses for the three months ended December 31, 2018 was $67.8 million compared to $69.1 million for the same period in the prior year. The $1.3 million decline resulted primarily from a decline in the average balance of advances precipitated by a change in the relationship of the average funding cost relative to the Federal funds effective rate and other short-term rates. Despite the decrease in net interest income, net interest margin increased by one basis point for the period due to continued increases in short-term interest rates, which magnified the benefit of utilizing capital as funding during the three months ended December 31, 2018. Net interest income after provision for credit losses for the twelve months ended December 31, 2018 was $271.2 million compared to $270.2 million for the same period in the prior year. The $1.0 million increase in net interest income after provision for credit losses was due to an increase in average earning assets, despite the rising cost of holding liquidity caused by the increase in short-term interest rates. Net interest margin declined by one basis point for the twelve months ended December 31, 2018 due to the increase in average funding cost driven by short-term interest rates, which also caused a decline in net interest spread of three basis points and four basis points for the three- and twelve-month periods ended December 31, 2018, respectively.

The decline in net income resulted in a decrease in return on average equity (ROE) for both the three- and twelve-month periods, from 7.62 percent for the three months ended December 31, 2017 to 7.07 percent for the three months ended December 31, 2018, and from 8.18 percent for the year ended December 31, 2017 to 6.82 percent for the twelve months ended December 31, 2018. The weighted average dividend rate for the three months ended December 31, 2018 was 6.24 percent, which represented a dividend payout ratio of 53.9 percent, compared to a weighted average dividend rate of 5.78 percent and a payout ratio of 49.8 percent for the same period in 2017. The weighted average dividend rate for the twelve months ended December 31, 2018 was 6.13 percent, which represented a dividend payout ratio of 56.8 percent, compared to a weighted average dividend rate of 5.77 percent and a payout ratio of 46.7 percent for the same period in 2017.

Balance Sheet Highlights
Total assets declined $0.4 billion, or 0.8 percent, from December 31, 2017 to December 31, 2018 despite increases in the end-of-period balances of advances and mortgage loans. Average interest-earning assets increased $0.9 billion, or 1.7 percent, for the twelve months ended December 31, 2018 compared to the same period in the prior year due to continued growth in the average balances of mortgage loans along with a higher level of investment securities, partially offset by a decrease of $1.7 billion in the average balance of advances. The increase in mortgage loans was attributed in large part to continued production from our top five PFIs and also due to attractive pricing of the MPF Program relative to other mortgage purchase programs. The decline in the average balance of advances resulted from the change in the relationship between certain short-term rates, as short-term advance rates became less attractive relative to the rate on excess reserves. Total capital declined $51.9 million, or 2.1 percent, between periods primarily due to an increase in stock repurchases caused by the decline in average advance utilization.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of December 31, 2018 and 2017 and highlights of the results of operations for the quarterly and annual periods ended December 31, 2018 and 2017.

About FHLBank’s Non-GAAP Financial Measures
FHLBank's business model is primarily one of holding assets and liabilities to maturity. As such, FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility or transactions that are considered unpredictable or not routine. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Comparative adjusted income for the three and twelve months ended December 31, 2018 and 2017 is calculated as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Calculation of Adjusted Income:	(Amounts in thousands)		(Amounts in thousands)
Net Income, as reported under GAAP for the period	$43,428	$48,363	$170,271	$197,211
Affordable Housing Program (AHP) assessments	4,831	5,380	18,944	21,934
Income before AHP assessments	48,259	53,743	189,215	219,145
Derivative (gains) losses[1]	31,968	(10,872)	(2,285)	(13,898)
Trading (gains) losses	(28,585)	9,486	21,910	(6,914)
Prepayment fees on terminated advances	(23)	(130)	(277)	(1,461)
Net (gains) losses on sale of held-to-maturity securities	—	—	(1,591)	—
Total excluded items	3,360	(1,516)	17,757	(22,273)
Adjusted income (a non-GAAP measure)	$51,619	$52,227	$206,972	$196,872
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on economic hedges.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, remained relatively flat for the three months ended December 31, 2018 and increased $10.1 million for the twelve months ended December 31, 2018 compared to the same periods in the prior year. The increase for the twelve-month period was attributed primarily to the increase in LIBOR during 2018, the impact of which is more apparent when net interest settlements of economic hedges (i.e., derivatives and associated assets/liabilities that do not qualify for hedge accounting) are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Under GAAP, the net interest amount that converts economically swapped fixed rate investments to a variable rate is recorded as part of net gains (losses) on derivatives and hedging activities rather than net interest income. Presenting fixed rate investments with the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods.

Comparative adjusted net interest income for the three and twelve months ended December 31, 2018 and 2017 is calculated as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands)		(Dollar amounts in thousands)
Net interest income, as reported under GAAP for the period	$68,175	$69,132	$271,197	$270,008
Net interest settlements on derivatives not qualifying for hedge accounting	(884)	(2,436)	(5,476)	(15,143)
Prepayment fees on terminated advances	(23)	(130)	(277)	(1,461)
Adjusted net interest income (a non-GAAP measure)	$67,268	$66,566	$265,444	$253,404

Net interest margin, as calculated under GAAP for the period	0.52%	0.51%	0.50%	0.51%
Adjusted net interest margin (a non-GAAP measure)	0.52%	0.49%	0.49%	0.48%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges. Net interest payments or receipts on economic hedges flow through net gains (losses) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are economically swapped to a variable rate.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds effective rate as a key measure of effective utilization and management of members’ capital. The increases in adjusted ROE between the comparative periods in the prior year are a function of the changes in adjusted net income and in the average balances of capital for the periods. Adjusted ROE as a spread to the average overnight Federal funds effective rate decreased during the three and twelve months ended December 31, 2018 compared to the same periods in the prior year despite the increases in adjusted ROE for both periods due to increases in the target range for the Federal funds effective rate between periods.

Adjusted ROE spread for the three and twelve months ended December 31, 2018 and 2017 is calculated as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands)		(Dollar amounts in thousands)
Average GAAP total capital for the period	$2,437,597	$2,518,680	$2,496,609	$2,412,303
ROE, based upon GAAP net income	7.07%	7.62%	6.82%	8.18%
Adjusted ROE, based upon adjusted income	8.40%	8.23%	8.29%	8.16%
Average overnight Federal funds effective rate	2.22%	1.20%	1.83%	1.00%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.18%	7.03%	6.46%	7.16%

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights

Selected Financial Data (dollar amounts in thousands):

	12/31/2018	12/31/2017
Financial Position
Investments[1]	$10,305,382	$13,998,599
Advances	28,730,113	26,295,849
Mortgage loans held for portfolio, net	8,410,462	7,286,397
Total assets	47,715,256	48,076,605
Deposits	473,820	461,769
Consolidated obligations, net[2]	44,574,726	44,935,119
Total liabilities	45,261,004	45,570,502
Total capital stock	1,524,537	1,640,039
Retained earnings	914,022	840,406
Total capital	2,454,252	2,506,103

Regulatory capital[3]	2,442,156	2,485,757

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Results of Operations
Interest income	$350,382	$236,955	$1,257,009	$831,978
Interest expense	282,207	167,823	985,812	561,970
Net interest income before loan loss (reversal) provision	68,175	69,132	271,197	270,008
Provision (reversal) for credit losses on mortgage loans	372	10	27	(186)
Net gains (losses) on trading securities	28,585	(9,486)	(21,910)	6,914
Net gains (losses) on derivatives and hedging activities	(32,852)	8,436	(3,191)	(1,245)
Other income	2,445	2,543	12,254	10,318
Other expenses	17,722	16,872	69,108	67,036
Income before assessments	48,259	53,743	189,215	219,145
AHP assessments	4,831	5,380	18,944	21,934
Net income	43,428	48,363	170,271	197,211

Net interest margin[4]	0.52%	0.51%	0.50%	0.51%
Weighted average dividend rate[5]	6.24%	5.78%	6.13%	5.77%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.